Exhibit 99.2
Description of the Arena Pharmaceuticals, Inc. 2021 Long-Term Incentive Plan (“2021 Plan”)

The following summary describes the principal features of the 2021 Plan and is qualified in its entirety by reference to the full text of the 2021 Plan. A copy of the 2021 Plan is filed as Appendix A to the proxy statement for our 2021 Annual Meeting filed with the SEC.
Purpose
The 2021 Plan is designed to secure and retain the services of our employees, directors and consultants, provide incentives for our employees, directors and consultants to exert maximum efforts for the success of the Company and its affiliates, and provide a means by which our employees, directors and consultants may be given an opportunity to benefit from increases in the value of our common stock.
Types of Awards
The 2021 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, and other stock awards.
Shares Available for Awards
Subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the 2021 Plan will not exceed the sum of (i) 1,466,561 new shares, (ii) the 2020 Plan’s Available Reserve, and (iii) the Prior Plans’ Returning Shares, as such shares become available from time to time.
For purposes of the 2021 Plan, the term “2020 Plan’s Available Reserve” refers to the number of unallocated shares, other than any shares for Inducement Awards, remaining available for grant under the 2020 Plan as of the date of the 2021 Annual Meeting. For purposes of the 2021 Plan, the term “Prior Plans’ Returning Shares” refers to the following shares of our common stock: (i) any shares subject to an award granted under any of the Prior Plans (as defined below) that is outstanding as of the date of the 2021 Annual Meeting (a “Prior Plan Award”) that on or following the date of the 2021 Annual Meeting are not issued because such Prior Plan Award or any portion thereof expires or otherwise terminates without all of the shares covered by such Prior Plan Award having been issued; (ii) any shares subject to a Prior Plan Award that on or following the date of the 2021 Annual Meeting are not issued because such Prior Plan Award or any portion thereof is settled in cash; and (iii) any shares issued pursuant to a Prior Plan Award that on or following the date of the 2021 Annual Meeting are forfeited back to or repurchased by the Company because of a failure to vest.
For purposes of the 2021 Plan, the term “Prior Plans” refers to (i) the Arena Pharmaceuticals, Inc. 2009 Long-Term Incentive Plan, (ii) the Arena Pharmaceuticals, Inc. 2012 Long-Term Incentive Plan, (iii) the Arena Pharmaceuticals, Inc. 2013 Long-Term Incentive Plan, (iv) the Arena Pharmaceuticals, Inc. 2017 Long-Term Incentive Plan, and (v) the 2020 Plan.
The share reserve of the 2021 Plan will not be reduced by any of the following shares of our common stock and such shares will remain available for issuance under the 2021 Plan: (i) any shares subject to an award granted under the 2021 Plan that are not issued because such award or any portion thereof expires or otherwise terminates without all of the shares covered by such award having been issued; and (ii) any shares subject to an award granted under the 2021 Plan that are not issued because such award or any portion thereof is settled in cash. In addition, if any shares of our common stock issued pursuant to an award granted under the 2021 Plan are forfeited back to or repurchased by the Company because of a failure to vest, then such shares will revert to the share reserve of the 2021 Plan and become available again for issuance under the 2021 Plan.
The following shares of our common stock will not revert to the share reserve of the 2021 Plan or become available again for issuance under the 2021 Plan: (i) any shares that are reacquired or withheld (or not issued) by the Company to satisfy the exercise, strike or purchase price of an award granted under the 2021 Plan or a Prior Plan Award; (ii) any shares that are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with an award granted under the 2021 Plan or a Prior Plan Award; (iii) any shares repurchased by the Company on the open market with the proceeds of the exercise, strike or purchase price of an award granted under the 2021 Plan or a Prior Plan Award; and (iv) in the event that a stock appreciation right granted under the 2021 Plan or any of the Prior Plans is settled in shares, the gross number of shares subject to such stock appreciation right.
Eligibility
All of our (including our affiliates’) employees, non-employee directors and consultants are eligible to participate in the 2021 Plan and may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the 2021 Plan only to our (including our affiliates’) employees. As of March 31, 2021, we (including our affiliates) had approximately 375 employees, 9 non-employee directors and 141 consultants.
Non-Employee Director Compensation Limit
The aggregate value of all cash and equity-based compensation (including awards granted under the 2021 Plan and any other equity-based awards) paid or granted by the Company to any individual for service as a non-employee director of the Board with respect to any period commencing on the date of the Company’s annual meeting of stockholders for a particular year and ending on the day immediately prior to the date of the Company’s annual meeting of stockholders for the next subsequent year will not exceed (i) $750,000 in total value for any non-employee director who is not in a lead director or chairman role or (ii) $1,000,000 in total value for any non-employee director who is (a) in a lead director or chairman role or (b) first appointed or elected to our Board of Directors during such period, in each case calculating the value of any equity-based awards based on the grant date fair value of such awards for financial reporting purposes.
Administration
The 2021 Plan will be administered by our Board of Directors, which may in turn delegate authority to administer the 2021 Plan to a committee. Our Board of Directors has delegated concurrent authority to administer the 2021 Plan to our Compensation Committee, but may, at any time, re-vest in itself some or all of the power delegated to our Compensation Committee. Our Board of Directors and Compensation Committee are each considered to be a Plan Administrator for purposes of this Proposal 3.
Subject to the terms of the 2021 Plan, the Plan Administrator may determine the recipients, the types of awards to be granted, the number of shares of our common subject to or the cash value of awards, and the terms and conditions of awards granted under the 2021 Plan, including the period of their exercisability and vesting. The Plan Administrator also has the authority to provide for accelerated exercisability and vesting of awards. Subject to the limitations set forth below, the Plan Administrator also determines the fair market value applicable to an award and the exercise or strike price of stock options and stock appreciation rights granted under the 2021 Plan.

The Plan Administrator may also delegate to one or more officers the authority to designate employees who are not officers to be recipients of certain awards and the number of shares of our common stock subject to such awards. Under any such delegation, the Plan Administrator will specify the total number of shares of our common stock that may be subject to the awards granted by such officer. The officer may not grant an award to himself or herself.
Repricing; Cancellation and Re-Grant of Awards
Under the 2021 Plan, the Plan Administrator does not have the authority to reprice any outstanding stock option or stock appreciation right by reducing the exercise or strike price of the stock option or stock appreciation right or to cancel any outstanding stock option or stock appreciation right that has an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other awards without obtaining the approval of our stockholders. Such approval must be obtained within 12 months prior to such an event.
Minimum Vesting Requirement
Under the 2021 Plan, no award may vest until at least the first anniversary of the date the award is granted (excluding, for this purpose, any (i) substitute award (as defined in the 2021 Plan) and (ii) award granted to a non-employee director of the Board that vests on the earlier of the first anniversary of the date of grant or the Company’s next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting); provided, however, that shares up to 5% of the share reserve of the 2021 Plan may be issued pursuant to awards that do not meet such vesting requirement; and provided further that, for the avoidance of doubt, the foregoing restriction does not apply to the Plan Administrator’s discretion to provide for accelerated exercisability or vesting of any award, including in cases of retirement, death, disability or a Transaction (as defined in the 2021 Plan and described below), in the terms of the applicable award agreement or otherwise.
Dividends and Dividend Equivalents
The 2021 Plan provides that dividends or dividend equivalents may be paid or credited with respect to any shares of our common stock subject to an award, as determined by the Plan Administrator and contained in the applicable award agreement; provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable award agreement (including any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to us on the date such shares are forfeited to or repurchased by us due to a failure to vest.
Stock Options
Stock options may be granted under the 2021 Plan pursuant to stock option agreements. The 2021 Plan permits the grant of stock options that are intended to qualify as incentive stock options, or ISOs, and nonstatutory stock options, or NSOs.
The exercise price of a stock option granted under the 2021 Plan may not be less than 100% of the fair market value of our common stock on the date of grant and, in some cases (see “Limitations on Incentive Stock Options” below), may not be less than 110% of such fair market value.

The term of stock options granted under the 2021 Plan may not exceed seven years from the date of grant and, in some cases (see “Limitations on Incentive Stock Options” below), may not exceed five years from the date of grant. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s service relationship with us or any of our affiliates (referred to in this Proposal 3 as “continuous service”) terminates (other than for cause and other than upon the participant’s death or disability), the participant may exercise any vested stock options for up to three months following the participant’s termination of continuous service. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service terminates due to the participant’s disability or death (or the participant dies within a specified period, if any, following termination of continuous service), the participant, or his or her beneficiary, as applicable, may exercise any vested stock options for up to 12 months following the participant’s termination due to the participant’s disability or for up to 12 months following the participant’s death. Except as explicitly provided otherwise in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service is terminated for cause (as defined in the 2021 Plan), all stock options held by the participant will terminate upon the participant’s termination of continuous service and the participant will be prohibited from exercising any stock option from and after such termination date. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, the term of a stock option may be extended if the exercise of the stock option following the participant’s termination of continuous service (other than for cause and other than upon the participant’s death or disability) would be prohibited by applicable securities laws or if the sale of any common stock received upon exercise of the stock option following the participant’s termination of continuous service (other than for cause) would violate our insider trading policy. In no event, however, may a stock option be exercised after its original expiration date.
Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the 2021 Plan will be determined by the Plan Administrator and may include payment: (i) by cash, check, bank draft or money order payable to us; (ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; (iii) by delivery to us of shares of our common stock (either by actual delivery or attestation); (iv) by a net exercise arrangement (for NSOs only); or (v) in other legal consideration approved by the Plan Administrator.
Stock options granted under the 2021 Plan may vest and become exercisable in cumulative increments, as determined by the Plan Administrator at the rate specified in the stock option agreement (subject to the limitations described in “Minimum Vesting Requirement” above). Shares covered by different stock options granted under the 2021 Plan may be subject to different vesting schedules as the Plan Administrator may determine.
The Plan Administrator may impose limitations on the transferability of stock options granted under the 2021 Plan in its discretion. Generally, a participant may not transfer a stock option granted under the 2021 Plan other than by will or the laws of descent and distribution or, subject to approval by the Plan Administrator, pursuant to a domestic relations order or an official marital settlement agreement. However, the Plan Administrator may permit transfer of a stock option in a manner that is not prohibited by applicable tax and securities laws. In addition, subject to approval by the Plan Administrator, a participant may designate a beneficiary who may exercise the stock option following the participant’s death. Notwithstanding the foregoing, no option may be transferred to any financial institution without prior stockholder approval.

Limitations on Incentive Stock Options
The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as ISOs are treated as NSOs. No ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:
•the exercise price of the ISO must be at least 110% of the fair market value of our common stock on the date of grant; and
•the term of the ISO must not exceed five years from the date of grant.
Subject to adjustment for certain changes in our capitalization, the aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of ISOs under the 2021 Plan is 2,250,000 shares.
Stock Appreciation Rights
Stock appreciation rights may be granted under the 2021 Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by the Plan Administrator, but will in no event be less than 100% of the fair market value of our common stock on the date of grant. The term of stock appreciation rights granted under the 2021 Plan may not exceed seven years from the date of grant. The Plan Administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate (subject to the limitations described in “Minimum Vesting Requirement” above). The appreciation distribution payable upon exercise of a stock appreciation right may be paid in shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination of continuous service and restrictions on transfer as stock options under the 2021 Plan.
Restricted Stock Awards
Restricted stock awards may be granted under the 2021 Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the participant’s services performed for us or any of our affiliates, or any other form of legal consideration acceptable to the Plan Administrator. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to or repurchase by us in accordance with a vesting schedule to be determined by the Plan Administrator (subject to the limitations described in “Minimum Vesting Requirement” above). Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement; provided, however, that no restricted stock award may be transferred to any financial institution without prior stockholder approval. Upon a participant’s termination of continuous service for any reason, any shares subject to restricted stock awards held by the participant that have not vested as of such termination date may be forfeited to or repurchased by us.

Restricted Stock Unit Awards
Restricted stock unit awards may be granted under the 2021 Plan pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any form of legal consideration acceptable to the Plan Administrator. A restricted stock unit award may be settled by the delivery of shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the restricted stock unit award agreement. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator (subject to the limitations described in “Minimum Vesting Requirement” above). Except as otherwise provided in a participant’s restricted stock unit award agreement or other written agreement with us or one of our affiliates, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.
Performance Stock Awards
A performance stock award is a stock award that is payable (including that may be granted, may vest, or may be exercised) contingent upon the attainment of pre-determined performance goals during a performance period. A performance stock award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Plan Administrator (subject to the limitations described in “Minimum Vesting Requirement” above). In addition, to the extent permitted by applicable law and the performance stock award agreement, the Plan Administrator may determine that cash may be used in payment of performance stock awards.
Performance goals under the 2021 Plan will be based on any one or more of the following performance criteria: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) total stockholder return; (v) return on equity or average stockholder’s equity; (vi) return on assets, investment, or capital employed; (vii) stock price or stock price performance; (viii) margin (including gross margin); (ix) net income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xviii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) stockholders’ equity; (xxvii) capital expenditures; (xxviii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; (xxxiii) submission to, or approval by, a regulatory body (including but not limited to the U.S. Food and Drug Administration) of an applicable filing for a product candidate or other product development milestones; (xxxiv) acquisitions, divestitures, joint ventures, strategic alliances, licenses or collaborations; (xxxv) spin-offs, split-ups, reorganizations, recapitalizations, restructurings, financings (debt or equity) or refinancings; (xxxvi) manufacturing or process development, clinical trial, regulatory, intellectual property, compliance or research objectives; and (xxxvii) any other measures of performance selected by the Plan Administrator.
Performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. The Plan Administrator is authorized to make appropriate adjustments in the method of calculating the attainment of performance goals for a performance period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated performance goals; (iii) to exclude the effects of changes to generally accepted accounting principles; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (vi) to exclude the dilutive effects of acquisitions or joint ventures; (vii) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (viii) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (ix) to exclude the effects of stock based compensation and/or the award of an annual cash incentive under any annual incentive program maintained by the Company; (x) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item; and (xi) to make other appropriate adjustments selected by the Plan Administrator.
In addition, the Plan Administrator retains the discretion to reduce or eliminate the compensation or economic benefit due upon the attainment of any performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.
Other Stock Awards
Other forms of awards valued in whole or in part by reference to, or otherwise based on, our common stock may be granted either alone or in addition to other awards under the 2021 Plan. Subject to the terms of the 2021 Plan (including the limitations described in “Minimum Vesting Requirement” above), the Plan Administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other terms and conditions of such other stock awards.
Clawback/Recoupment/Forfeiture for Cause
Awards granted under the 2021 Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law, and any other clawback policy that we adopt. In addition, the Plan Administrator may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause. The 2021 Plan also provides for immediate termination of certain awards granted under the 2021 Plan if the Plan Administrator determines that a participant has engaged in conduct constituting cause (as defined in the 2021 Plan).
Changes to Capital Structure
In the event of certain capitalization adjustments, the Plan Administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the 2021 Plan; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; and (iii) the class(es) and number of securities and price per share of stock subject to outstanding awards.
Corporate Transaction and Change in Control
The following provisions will apply to outstanding awards under the 2021 Plan in the event of a corporate transaction (as defined in the 2021 Plan and described below) or a change in control (as defined in the

2021 Plan and described below) unless otherwise provided in the instrument evidencing the award, in any other written agreement between us or one of our affiliates and the participant, or in our director compensation policy. For purposes of this Proposal 3, the term “Transaction” will mean such corporate transaction or change in control.
In the event of a Transaction, any surviving or acquiring corporation (or its parent company) may assume or continue any or all outstanding awards under the 2021 Plan, or may substitute similar stock awards for such outstanding awards (including, but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Transaction), and any reacquisition or repurchase rights held by the Company in respect of shares issued pursuant to any outstanding awards under the 2021 Plan may be assigned by the Company to the surviving or acquiring corporation (or its parent company). The terms of any such assumption, continuation or substitution will be set by the Plan Administrator.
In the event of a Transaction in which the surviving or acquiring corporation (or its parent company) does not assume or continue outstanding awards under the 2021 Plan, or substitute similar stock awards for such outstanding awards, then with respect to any such awards that have not been assumed, continued or substituted and that are held by participants whose continuous service has not terminated prior to the effective time of the Transaction (the “Current Participants”), the vesting (and exercisability, if applicable) of such awards will be accelerated in full (and with respect to any such awards that are subject to performance-based vesting conditions or requirements, vesting will be deemed to be satisfied at the greater of (i) the target level of performance or (ii) the actual level of performance measured in accordance with the applicable performance goals as of the date of the Transaction) to a date prior to the effective time of the Transaction (contingent upon the closing or completion of the Transaction) as the Plan Administrator will determine (or, if the Plan Administrator does not determine such a date, to the date that is five days prior to the effective time of the Transaction), and such awards will terminate if not exercised (if applicable) prior to the effective time of the Transaction in accordance with the exercise procedures determined by the Plan Administrator, and any reacquisition or repurchase rights held by the Company with respect to such awards will lapse (contingent upon the closing or completion of the Transaction).
In the event of a Transaction in which the surviving or acquiring corporation (or its parent company) does not assume or continue outstanding awards under the 2021 Plan, or substitute similar stock awards for such outstanding awards, then with respect to any such awards that have not been assumed, continued or substituted and that are held by participants other than the Current Participants, such awards will terminate if not exercised (if applicable) prior to the effective time of the Transaction in accordance with the exercise procedures determined by the Plan Administrator; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such awards will not terminate and may continue to be exercised notwithstanding the Transaction.
Notwithstanding the foregoing, in the event any outstanding award under the 2021 Plan held by a participant will terminate if not exercised prior to the effective time of a Transaction, the Plan Administrator may provide that the participant may not exercise such award but instead will receive a payment, in such form as may be determined by the Plan Administrator, equal in value to the excess, if any, of (i) the value of the property the participant would have received upon the exercise of such award immediately prior to the effective time of the Transaction, over (ii) any exercise price payable by the participant in connection with such exercise.
Unless provided otherwise in the participant’s award agreement, in any other written agreement or plan with us or one of our affiliates, or in our director compensation policy, outstanding awards under the 2021

Plan will not be subject to additional acceleration of vesting and exercisability upon or after a change in control.
For purposes of the 2021 Plan, a corporate transaction generally will be deemed to occur in the event of the consummation of: (i) a sale or other disposition of all or substantially all of our consolidated assets; (ii) a sale or other disposition of at least 90% of our outstanding securities; (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to the transaction are converted or exchanged into other property by virtue of the transaction.
For purposes of the 2021 Plan, a change in control generally will be deemed to occur in the event:
(i)a person, entity or group acquires, directly or indirectly, our securities representing more than 50% of the combined voting power of our then outstanding securities eligible to vote for the election of our Board of Directors (the “Company Voting Securities”), other than by virtue of a merger, consolidation, or similar transaction;
(ii)there is consummated a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its affiliates that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (a) more than 60% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (b) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (c) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors (as defined below) at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination;
(iii)there is consummated a sale or other disposition of all or substantially all of our consolidated assets, other than a sale or other disposition to an entity in which more than 50% of the entity’s combined voting power is owned by our stockholders in substantially the same proportions as their ownership of the outstanding Company Voting Securities immediately prior to such sale or other disposition;
(iv)over a period of 24 months or less, individuals who, on the date the 2021 Plan was approved by the Compensation Committee, are members of the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the Incumbent Directors then still in office, such new member will be considered as an Incumbent Director; provided, however, that, no individual initially elected or nominated as a member of the Board as a result of an actual or threatened election contest with respect to Board membership or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board will be deemed to be an Incumbent Director; or
(v)The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.
Plan Amendments and Termination
The Plan Administrator has the authority to amend or terminate the 2021 Plan at any time. However, except as otherwise provided in the 2021 Plan or an award agreement, no amendment or termination of the 2021 Plan may materially impair a participant’s rights under his or her outstanding awards without the participant’s consent.
We will obtain stockholder approval of any amendment to the 2021 Plan as required by applicable law and listing requirements. No incentive stock options may be granted under the 2021 Plan after April 19 2031, which is the tenth anniversary of the date the 2021 Plan was adopted by the Compensation Committee.